SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             LILLY INDUSTRIES, INC.
                (Name Of Registrant As Specified In Its Charter)

                             LILLY INDUSTRIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                                               February 27, 1998




Dear Shareholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held on Thursday, April 23, 1998 at 10:00 A.M., local time. The meeting will be at the Indiana Convention Center & RCA Dome, Rooms 101 and 102, 100 South Capitol Avenue, Indianapolis, Indiana.

         This letter is accompanied by a notice of meeting and proxy statement which describe the business to be acted upon. In addition to the business items, there will be a report on the progress of the Company and an opportunity for questions. The annual report for the year ended November 30, 1997 also accompanies this letter.

         It is important that your shares be represented at the meeting. Please vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

                                                    Sincerely,


                                                    /s/ Douglas W. Huemme
                                                    Douglas W. Huemme
                                                    Chairman, President and
                                                       Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            To Be Held April 23, 1998



The Annual Meeting of Shareholders of Lilly Industries, Inc., an Indiana corporation (the "Company"), will be held at the Indiana Convention Center & RCA Dome, 100 South Capitol Avenue, Indianapolis, Indiana in Rooms 101 and 102 on Thursday, April 23, 1998 at 10:00 A.M., local time, for the following purposes:

1.      To elect ten directors.

2.      To transact such other business as may properly come before the meeting.

The Board of Directors has established the close of business on February 17, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting.




BY ORDER OF THE BOARD OF DIRECTORS



/s/ John C. Elbin
John C. Elbin. Secretary

February 27, 1998









         YOUR VOTE IS IMPORTANT Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Lilly Industries, Inc., an Indiana corporation (the "Company"), 733 South West Street, Indianapolis, Indiana 46225, for use at the Annual Meeting of Shareholders to be held on April 23, 1998 and at any adjournment thereof. This Proxy Statement and the enclosed proxy were mailed on or about February 27, 1998.

All shares represented by the enclosed proxy will be voted at the meeting in accordance with the instructions given by the shareholder. If no instruction is given, the shares will be voted for the election of director nominees as listed in this Proxy Statement. If any other business comes before the meeting, the shares will be voted in favor of the action recommended by the Board of Directors and in the absence of any recommendation, in accordance with the best judgment of the proxy holders. A shareholder executing and delivering the enclosed proxy may revoke it, by a written notice delivered to the Secretary of the Company or in person at the meeting, at any time before it is exercised.

The Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

Ten directors will be elected at the meeting. The holders of Class A Stock will elect four directors and the holders of Class B Stock will elect six directors. Each director will serve until the next annual meeting or until his successor is elected and qualified. All of the nominees listed below are current directors whose present terms of office will expire upon completion of the election at the meeting. Unless authorization is withheld, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors.

Directors will be elected by a plurality of the votes cast for nominees by the holders of Class A Stock and Class B Stock at the Annual Meeting of Shareholders at which a quorum is present. "Plurality" means that the director nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have the same effect as votes against a proposal.

James M. Cornelius, John D. Peterson, Thomas E. Reilly, Jr. and Van P. Smith are nominees for election as directors by holders of the Class A Stock; and William
C. Dorris, Paul K. Gaston, Douglas W. Huemme, Harry Morrison, Ph.D., Norma J. Oman and Robert A. Taylor are nominees for election as directors by holders of the Class B Stock.

         The name, principal occupation and certain other information concerning each nominee for election as a director are set forth below.



Name and Principal Occupation           Certain Other Information

JAMES M. CORNELIUS                      Mr.  Cornelius,  54, has been a director
   Chairman of the Board of             of the Company  since 1996.  He has been
         Directors,                     Chairman  of the Board of  Directors  of
   Guidant Corporation                  Guidant  Corporation  since 1994. He was
                                        Vice  President  of  Finance  and  Chief
                                        Financial   Officer  of  Eli  Lilly  and
                                        Company  from prior to 1993 to 1995.  He
                                        is   also   a   director    of   Guidant
                                        Corporation,    American   United   Life
                                        Insurance Company and the National Bank of Indianapolis.

WILLIAM C. DORRIS
   Vice President,                      Mr.  Dorris,  54, has been a director of
         Corporate Development,         the Company since 1989. He has been Vice
   Lilly Industries, Inc.               President,  Corporate Development of the
                                        Company   since  1994.  He  was  General
                                        Manager  of  the  Company's  High  Point
                                        Division  from prior to 1993 to 1994, of
                                        the  Company's  Templeton  Division from
                                        prior   to  1993  to  1994  and  of  the
                                        Company's  Dallas  Division from 1993 to
                                        1994.

PAUL K. GASTON
   Retired Chairman of                  Mr.  Gaston,  64, has been a director of
         Guardsman Products, Inc.       the Company  since  1996.  He has been a
         and Partner of Warner,         consultant to the Company since 1996. He
         Norcross and Judd LLP          was Chairman of Guardsman Products, Inc.
                                        from 1994 to 1996.  He was a partner  of
                                        Warner,    Norcross    and   Judd   LLP,
                                        attorneys, from prior to 1993 to 1993.

DOUGLAS W. HUEMME
   Chairman, President and              Mr.  Huemme,  56, has been a director of
   Chief Executive Officer,             the Company  since 1990.  Mr. Huemme has
   Lilly Industries, Inc.               been   Chairman,   President  and  Chief
                                        Executive  Officer of the Company  since
                                        prior to 1993.  He is also a director of
                                        First   Indiana   Corporation   and  The
                                        Somerset Group, Inc.

HARRY MORRISON, Ph.D.
   Dean of the School                   Dr. Morrison, 60, has been a director of
   of Science,                          the Company since 1995. He has been Dean
   Purdue University                    of  the  School  of  Science  of  Purdue
                                        University since prior to 1993. He was a chemical consultant for: Great Lakes
                                        Chemical  Corporation (1991 to 1993) and
                                        American Cyanamid (1993).

Name and Principal Occupation           Certain Other Information

NORMA J. OMAN
         President and Chief            Mrs.  Oman,  50, has been a director  of
         Executive Officer,             the  Company  since  1997.  She has been
         Meridian Mutual Insurance      President and Chief Executive Officer of
         Company and Meridian           Meridian  Mutual  Insurance  Company and
         Insurance Group, Inc.          Meridian  Insurance  Group,  Inc.  since
                                        prior to 1993. She is also a director of
                                        Meridian   Mutual   Insurance   Company,
                                        Meridian  Insurance Group, Inc. and Bank
                                        One, Indianapolis.

JOHN D. PETERSON
   Chairman,                            Mr. Peterson, 64, has been a director of
   City Securities Corporation          the  Company  since  1964.  He has  been
                                        Chairman of City Securities Corporation, securities dealer, since prior to 1993.
                                        He is also a  director  of  Duke  Realty
                                        Investments, Inc.

THOMAS E. REILLY, JR.
         Chairman and Chief             Mr.  Reilly,  58, has been a director of
         Executive Officer,             the  Company  since  1981.  He has  been
         Reilly Industries, Inc.        Chairman and Chief Executive  Officer of
                                        Reilly  Industries,   Inc.,  diversified
                                        chemical manufacturing firm, since prior to 1993. He is also a director of First
                                        Chicago NBD Corporation and Herff Jones,
                                        Inc.

VAN P. SMITH
         Chairman,                      Mr.  Smith,  69, has been a director  of
         Ontario Corporation            the  Company  since  1985.  He has  been
                                        Chairman of Ontario Corporation, Muncie,
                                        Indiana,  a  manufacturing  and  service
                                        company  providing a variety of products
                                        and   services  to  the   semiconductor,
                                        testing laboratory and computer software
                                        industries,  since prior to 1993.  He is
                                        also a director of CINergy  Corporation,
                                        PSI  Energy,   Inc.,   Meridian   Mutual
                                        Insurance Company and Meridian Insurance
                                        Group, Inc.

ROBERT A. TAYLOR
         Executive Vice President       Mr.  Taylor,  44, has been a director of
         and Chief Operating Officer,   the  Company  since  1997.  He has  been
         Lilly Industries, Inc.         Executive   Vice   President  and  Chief
                                        Operating  Officer of the Company  since
                                        1997. He was Vice  President and General
                                        Manager,  Wood  Coatings  of the Company
                                        from   1994  to   1997.   He  was   Vice
                                        President,   Specialty   and   Container
                                        Coatings of AKZO Coatings, Inc. from prior to 1993 to 1994.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR. YOUR VOTE IS IMPORTANT.

Committees of the Board of Directors and Compensation of Directors

Among other committees, the Board of Directors of the Company has a Compensation Committee, a Policy and Nominating Committee, an Audit Committee and a Technology Committee.

The Compensation Committee, which held two meetings during the Company's fiscal year ended November 30, 1997, formulates and presents to the Board of Directors for its consideration recommendations as to the Chairman's compensation, determines the aggregate amount to be paid as employee bonuses by the Company and its subsidiaries, and determines the aggregate and individual base salaries and bonuses to be paid to officers of the Company. Van P. Smith (Chairman), James M. Cornelius, Paul K. Gaston, and Norma J. Oman are the current members of the Compensation Committee.

The Policy and Nominating Committee, which held no meetings during the Company's fiscal year ended November 30, 1997, determines various policies, and identifies and presents candidates as potential members of the Company's Board of Directors. Thomas E. Reilly, Jr. (Chairman), Harry Morrison, Ph.D., John D. Peterson, and Van P. Smith are the current members of the Policy and Nominating Committee.

The Audit Committee, which held three meetings during the Company's fiscal year ended November 30, 1997, is responsible for recommending to the Board the independent auditors, for reviewing the scope and the results of the audits made by the independent auditors, for overseeing the adequacy of internal controls, and for reviewing and approving fees paid to the independent auditors. James M. Cornelius (Chairman), Norma J. Oman, John D. Peterson, and Thomas E. Reilly, Jr. are the current members of the Audit Committee.

The Technology Committee, which held two meetings during the Company's fiscal year ended November 30, 1997, reviews and evaluates existing and potential technologies of the Company. Harry Morrison, Ph.D. (Chairman), William C. Dorris, Paul K. Gaston, and Thomas E. Reilly, Jr. are the current members of the Technology Committee.

The Board of Directors held five meetings during the Company's fiscal year ended November 30, 1997. During the fiscal year, each director attended at least 75% of the total number of meetings of the Board of Directors and of all committees on which the director served except that Mrs. Oman attended 60% of the total number of such meetings which were held since she was elected to the Board in April, 1997.

Directors who are also employees of the Company receive no director fees. Non-employee directors received for the fiscal year ended November 30, 1997 an annual retainer of $12,000 (except for the chairmen of the Audit Committee, Policy and Nominating Committee, Technology Committee, and Compensation Committee who each received an additional annual retainer of $1,000) and $1,000 for each meeting of the Board or Board committee attended.

The Lilly Industries, Inc. 1991 Director Stock Option Plan (the "Directors Plan") provides for the granting of non-qualified options for up to a maximum of 23,625 shares of Class A Stock per calendar year and provides automatically for the grant of options for 2,363 shares of Class A Stock to each non-employee director on the date of each annual meeting of the shareholders, beginning with the 1992 Annual Meeting. The Directors Plan is intended to be substantially self-administering.

The Company has reserved 236,250 shares of Class A Stock for issuance upon exercise of options to be granted under the Directors Plan. As of February 17, 1998 there were options for an aggregate of 61,043 shares of Class A Stock outstanding.

Options for 14,178 shares, at an exercise price of $8.68 per share, were granted in 1992. Options for 14,178 shares, at an exercise price of $10.83 per share, were granted in 1993. Options for 14,178 shares, at an exercise price of $17.17 per share, were granted in 1994. Options for 16,541 shares, at an exercise price of $14.06 per share, were granted in 1995. Options for 16,541 shares, at an exercise price of $14.69 per share, and options for 1,968 shares, at an exercise price of $15.13 per share, were granted in 1996. Options for 16,541 shares, at an exercise price of $16.94 per share, were granted in 1997. Options granted under the Directors Plan will generally become exercisable on the first anniversary of the date upon which they were granted. Each option terminates five years after its grant date.

Options for 7,089 shares under the Directors Plan were exercised in fiscal year 1997 at prices per share ranging from $8.68 to $17.17.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists, as of February 17, 1998 (unless otherwise noted), the beneficial ownership of shares of Class A Stock and Class B Stock for each current director, each nominee for director, each executive officer named in the Summary Compensation Table, all current directors and executive officers as a group, and each shareholder known by the Company to be the owner of more than five percent of the outstanding shares of Class A Stock or Class B Stock. Unless otherwise indicated each shareholder has sole investment and voting power with respect to the shares indicated.

                                                    Class A Stock                     Class B Stock
                                           -----------------------------    ------------------------------
                                               Shares                            Shares
                                             Beneficially     Percent         Beneficially        Percent
Name of Beneficial Owner                       Owned          of Class           Owned            Of Class
------------------------------------       ---------------  ----------      --------------      ----------
James M. Cornelius                            14,363  (1)        *                     0             *
William C. Dorris                             24,682  (2)        *                26,377             6.2%
Paul K. Gaston                                11,968  (3)        *                     0             *
Douglas W. Huemme                            209,812  (4)        *                42,000             9.9%
Harry Morrison, Ph.D                           4,726  (5)        *                     0             *
Norma J. Oman                                      0             *                     0             *
John D. Peterson                             165,634  (6)        *                     0             *
Thomas E. Reilly, Jr                          41,680  (7)        *                     0             *
Van P. Smith                                  15,831  (8)        *                     0             *
Robert A. Taylor                              11,782  (9)        *                10,391             2.5%
John C. Elbin                                  1,397             *                 4,103             1.0%
Larry H. Dalton                               19,983 (10)        *                32,989             7.8%
All current directors                        503,075 (11)        2.2%            138,759 (12)       32.8%
  and executive officers
  as a group (14 persons)
Royce & Associates, Inc.                   1,416,142 (13)        6.2%                  0             *
  1414 Avenue of the Americas
  New York, NY  10019
Wanger Asset Management,L.P                1,493,600 (13)        6.6%                  0             *
         227 W. Monroe St., Suite 3000
         Chicago, IL 60606
Ned L. Fox                                    27,894 (14)        *                32,283             7.6%
Bill D. Hawkins                               18,630 (15)        *                22,775             5.4%
Gary D. Missildine                            18,828 (16)        *                36,498             8.6%
---------------------------------

*    Represents less than one percent of class of outstanding shares.

(1) Includes 2,363 shares of Class A Stock which Mr. Cornelius has the right to acquire pursuant to currently exercisable stock options.

(2) Does not include 842 shares of Class A Stock which Mr. Dorris' wife holds as custodian for their minor child. Mr. Dorris disclaims beneficial ownership of those 842 shares. Includes 15,833 shares of Class A Stock which Mr. Dorris has the right to acquire pursuant to currently exercisable stock options.

(3) Includes 1,968 shares of Class A Stock which Mr. Gaston has the right to acquire pursuant to currently exercisable stock options.

(4) Includes 136,250 shares of Class A Stock which Mr. Huemme has the right to acquire pursuant to currently exercisable stock options.

(5) Includes 4,726 shares of Class A Stock which Dr. Morrison has the right to acquire pursuant to currently exercisable stock options.

(6) Includes 54,018 shares held in an investment account at City Securities Corporation. Mr. Peterson owns more than 10% of the equity of City Securities Corporation. Does not include 34,548 shares of Class A Stock owned of record and beneficially by Mr. Peterson's wife. Mr. Peterson disclaims beneficial ownership of those 34,548 shares. Includes 14,449 shares of Class A Stock owned beneficially by Mr. Peterson as trustee of a GST Investment Share Trust for benefit of Mr. Peterson and 34,298 shares of Class A Stock owned beneficially by Mr. Peterson as trustee of two GST Investment Share Trusts for benefit of Mr. Peterson's two sisters. Includes 7,089 shares of Class A Stock which Mr. Peterson has the right to acquire pursuant to currently exercisable stock options.

(7) Does not include 5,157 shares of Class A Stock which Mr. Reilly's wife holds as custodian for one of their children. Mr. Reilly disclaims beneficial ownership of those 5,157 shares. Includes 7,089 shares of Class A Stock which Mr. Reilly has the right to acquire pursuant to currently exercisable stock options.

(8) Includes 7,089 shares of Class A Stock which Mr. Smith has the right to acquire pursuant to currently exercisable stock options.

(9) Includes 7,333 shares of Class A Stock which Mr. Taylor has the right to acquire pursuant to currently exercisable stock options.

(10) Includes 12,500 shares of Class A Stock which Mr. Dalton has the right to acquire pursuant to currently exercisable stock options.

(11) Includes 207,740 shares of Class A Stock which all current directors and executive officers as a group have the right to acquire pursuant to currently exercisable stock options.

(12) No shares of Class B Stock are beneficially owned by non-employee directors.

(13) Based on SEC Schedule 13G as of December 31, 1997.

(14) Includes 10,833 shares of Class A Stock which Mr. Fox has the right to acquire pursuant to currently exercisable stock options.

(15) Includes 1,833 shares of Class A Stock which Mr. Hawkins has the right to acquire pursuant to currently exercisable stock options.

(16) Includes 13,333 shares of Class A Stock which Mr. Missildine has the right to acquire pursuant to currently exercisable stock options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company has a consulting agreement with Paul K. Gaston, a director of the company and member of the Compensation Committee. Mr. Gaston is the retired chairman of Guardsman Products, Inc. and the agreement is a continuation of the consulting arrangement which Mr. Gaston had with Guardsman. The agreement, which expires on December 31, 1998, requires Mr. Gaston to render consulting and advisory services to the Company and prohibits him from competing with the Company during the term of the agreement and for three years thereafter. The agreement provides for current cash compensation for Mr. Gaston in the amount of $100,000 per calendar year and deferred compensation in the amount of $80,000 per calendar year plus interest. Upon the expiration of the agreement, the deferred portion of the compensation will be paid to Mr. Gaston in monthly installments over a period of not less than 36 months nor more than 60 months.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Compensation Committee of the Board of Directors of the Company is composed entirely of non-employee directors. The Committee formulates and presents to the Board of Directors recommendations as to the Chairman's compensation and base salaries for all officers of the Company, the aggregate amount to be paid as employee bonuses by the Company and the aggregate and individual bonuses to be paid to officers of the Company. The Compensation Committee also serves as the Stock Option Committee for the Company's 1992 Stock Option Plan. The following report of the Compensation Committee discusses the application of the Compensation Committee's policies to the annual and long-term compensation of the Company's executive officers for fiscal 1997.

The objective of the Company's executive compensation program is to enhance the Company's long-term profitability by providing compensation that will attract and retain superior talent, reward performance and align the interests of the executive officers with the long-term interests of the shareholders of the Company.

Executive Officers' Compensation

For fiscal 1997 compensation for the Company's executive officers consisted of base salary, annual cash bonuses, stock options, supplemental executive retirement plans, and various broad based employee benefits, including pension plans and contributions under employee stock purchase and 401(k) plans.

Base salary levels for the Company's executive officers are competitively set relative to companies in peer businesses. In determining salaries, the Committee also takes into account individual experience and performance.

The Company's annual bonus plan is intended to provide a direct cash incentive to executive officers and other key employees to maximize the Company's profitability. At the beginning of each fiscal year, financial performance objectives are targeted for the Company and individual business units which become the basis for determining annual bonuses. If the Company and/or business units achieve their target performance, then participants receive an established target bonus. The amount of bonus will increase or decrease by specified percentage within an established range based upon actual performance compared to target performance. In the case of the Chief Executive Officer the performance factor most heavily weighted in determining the bonus is earnings per share. The bonuses for 1997 were determined in December, 1997 based upon fiscal year-end financial results.


Stock Options

Through its stock option program, the Company seeks to enable its executive officers and other key employees to develop and maintain a long-term ownership position in the Company's common stock, thereby creating a direct and strong link between executive pay and shareholder return. The Committee considers stock options to be an important portion of compensation tied to performance and a strong incentive for increasing shareholder value over the long term. In granting stock options, the Stock Option Committee took into account the number of options granted in prior years, the practices of other peer companies, reviewed surveys, and considered the executives' level of compensation and past contributions to the Company. On January 10, 1997, April 24, 1997 and September 26, 1997 the Stock Option Committee granted the incentive stock options reflected in the tables that follow.

Compensation Committee and
Stock Option Committee

Van P. Smith, Chairman
James M. Cornelius
Paul K. Gaston
Norma J. Oman

COMPENSATION OF EXECUTIVE OFFICERS

Shown below is information concerning the annual and long-term compensation for services to the Company performed during the fiscal years indicated of those persons who were at November 30, 1997 the chief executive officer and the other four most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

                                                       Annual Compensation                  Long-Term
                                             ----------------------------------------     Compensation:
                                                                           Other         Shares Underlying
                                  Fiscal                                   Annual          Stock Options           All Other
Name and Principal Position       Year       Salary         Bonus        Compensation        Granted            Compensation (1)
--------------------------------------------------------------------------------------------------------------------------------
Douglas W. Huemme                 1997        $450,000        $425,000    $337,810 (2)                0          $116,358
  Chairman, President and         1996        $375,000        $400,000           0               15,000          $115,322
  Chief Executive Officer         1995         372,083         280,000           0                    0            90,549

Robert A. Taylor                  1997 (3)     200,000         175,000      17,137 (4)           10,000            24,806
  Executive Vice President
  and Chief Operating Officer

John C. Elbin                     1997 (5)     147,115          65,000     124,673 (4)           10,000            8,872
  Vice President and
  Chief Financial Officer,
  Secretary

William C. Dorris                 1997         165,000         130,000           0                    0            24,562
  Vice President, Corporate       1996         156,923         200,000           0               15,000            17,115
  Development                     1995         144,167          85,000           0                5,000            10,185

Larry H. Dalton                   1997         150,000         115,000           0                    0            21,776
  Vice President, Operations      1996         142,788         170,000           0               15,000            15,967
  and Manufacturing               1995         120,000          85,000           0                4,500            11,146


(1) All Other Compensation is comprised of matching Company contributions on behalf of the employees to the Employees Stock Purchase Plan, the 40l(k) Plan, the 401(k) Replacement Plan, and a portion of Company payments for group term life insurance premiums. These four types of All Other Compensation for fiscal year 1997 are respectively detailed by employee as follows: Douglas W. Huemme--$2,000, $9,600, $41,400 and $1,800; Robert A.
     Taylor--$2,000,  $9,600, $12,900 and $306; John C. Elbin--$846,  $7,788, $0
     and $238; William C. Dorris--$2,000, $9,600, $12,300 and $662; and Larry H.
     Dalton--$2,000, $9,600, $9,600 and $576. Additionally, for Mr. Huemme only, All Other Compensation also includes $61,558 of split-dollar life insurance benefits.

(2) Other Annual Compensation for Mr. Huemme represents reimbursement for income taxes resulting from exercise of non-qualified stock options in an amount equal to the Company's federal tax benefit.

(3)  Mr. Taylor was appointed as an executive officer in 1997.

(4)  Other  Annual   Compensation  for  Mr.  Taylor  and  Mr.  Elbin  represents reimbursement for income taxes related to their relocations.

(5) Mr. Elbin was appointed as an executive officer when he joined the Company in April, 1997.



STOCK OPTION GRANTS

The following table provides details regarding stock options granted to the named executive officers in fiscal 1997. In addition there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock and the overall stock market conditions.
There can be no assurance that the amounts reflected on this table will be achieved.

FISCAL 1997 STOCK OPTION GRANTS




                                                                                                Potential
                                      Percent of                                             Realizable Value
                         Number       Total Options                                           Assuming Annual
                         of Shares    Granted to                                              Rates of Stock
                         Underlying   Employees        Exercise                             Price Appreciation
                         Options      in Fiscal        Price Per       Expiration            for Option Term
Name                     Granted (1)  1997              Share            Date                5%             10%
----------------         -----------  ---------       ---------        ---------          -------        ----------
Douglas W. Huemme         10,000        15.5%            $18.63           01/10/02           $51,471        $113,738
John C. Elbin             10,000        15.5%             16.94           04/24/02            46,802         103,420

(1) Stock options granted to the named executive officers during fiscal 1997 were qualified options. For options granted to Robert A. Taylor one-third of these options become exercisable on each of January 10, 1999, 2000 and 2001. For options granted to John C. Elbin one-third of these options become exercisable on each of April 24, 1999, 2000 and 2001. The purchase price of shares subject to these options may be paid in cash or by exchanging shares at fair market value.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table shows stock option exercises by named executive officers during fiscal 1997, including the aggregate value realized by such officers on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of November 30, 1997. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.



1997 STOCK OPTION EXERCISES,
OUTSTANDING GRANTS AND VALUE AS OF NOVEMBER 30, 1997

                                                             Number of
                                                         shares Underlying                 Value of
                                                            Unexercised                   Unexercised
                                             Value           Options at                   In-the-Money
                                             Realized         11/30/97                     Options at
                       Shares                at                       Unexer-              11/30/97 (3)
                       Acquired on           Exercise      Exer-      cisable          Exer-         Unexer-
Name                   Exercise              Date (1)     cisable      (2)             cisable       cisable (2)
----------------       ----------            --------    --------    -------        ----------      ------------
Douglas W. Huemme        106,314           $1,434,176      136,250    40,000         $  810,263     $  242,100
Robert A. Taylor           4,000               31,855        7,333    20,667             31,533         50,936
John C. Elbin                  0                    0            0    10,000                  0         14,400
William C. Dorris         23,625              278,775       15,833    11,667             88,827         67,268
Larry H. Dalton           11,625              133,593       15,500    11,500             87,015         66,360

(1) Aggregate market value of shares acquired less the aggregate price paid by executive.

(2) The shares represented could not be acquired by the respective executive as of November 30, 1997.

(3) Amount reflecting gains on outstanding options are based on the November 30, 1997 closing NYSE stock price which was $18.38 per share.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The line graph below compares annual changes in cumulative total return to shareholders on the Company's Common Stock against the cumulative total return as measured by the Standard & Poor's 500 Composite Index, the Standard & Poor's Chemical Composite Index and the Russell 2000 Index. The Russell 2000 Index is shown for the first time. It is considered to be a more appropriate benchmark of overall market performance than the S&P 500 because it includes companies with market capitalizations similar to Lilly Industries, Inc. The comparisons are for a period of five fiscal years ended November 30, 1997.



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

[GRAPH OMITTED]

Dollar Value November 30       1992    1993   1994   1995   1996   1997
-----------------------------------------------------------------------
Lilly Common                   $100    $157   $142   $143   $208   $210
S&P 500                        $100    $107   $105   $140   $176   $221
S&P Chemical                   $100    $107   $118   $151   $205   $239
Russell 2000                   $100    $117   $114   $144   $166   $201

* Assumes $100 was invested on November 30, 1992 in Lilly Industries, Inc. Common Stock and each index. Also, assumes reinvestment of all dividends.

                                 PENSION PLANS

Retirement benefits are provided by the Company and its subsidiaries under non-contributory defined benefit pension plans, all of which are qualified under
Section 401 of the Internal Revenue Code("Code"). Effective December 1, 1994, the defined benefit pension plan in which executive officers (including D. W. Huemme, R. A. Taylor, W. C. Dorris and L. H. Dalton) of the Company participate was amended to freeze years of service at November 30, 1994. Monthly pension benefits under this plan are based on length of service at November 30, 1994 and average monthly earnings for the 60 consecutive months producing the highest average during employment. The earnings covered by the Company's pension plans include cash salary, wages and bonuses actually paid, plus Company contributions made on behalf of the participants pursuant to the Employees Stock Purchase Plan of the Company and any amounts deferred or redirected by participants under any cash or deferred arrangement and salary reduction plans maintained by the Company under Section 401(k) and Section 125 of the Code. Such compensation for executive officers does not vary substantially from the cash compensation reported in the summary compensation table.

The Code limits compensation amounts used to calculate retirement benefits to $160,000 and also limits the annual benefits that may be paid from the Company's tax qualified plans (Section 415 limit) to $125,000. The Code also places a $9,500 limit on annual contributions by an employee to the Company's 401(k) plans, and in addition imposes a combined limitation when an employee is covered by both types of plans. However, effective January 1, 1996 the Company adopted a supplemental replacement plan that will make payments to certain executive officers (including D. W. Huemme, R. A. Taylor, W. C. Dorris and L. H. Dalton) in an amount equal to the difference, if any, between the benefits that would have been payable under the defined benefit pension plan and 401(k) plans without regard to the limitations imposed by the Code and the actual benefits payable under such plans as so limited.

The estimated annual retirement  benefits  presented on a straight-life  annuity basis payable at the normal retirement age of 65 under the defined benefit pension plan to persons in specified remuneration and years-of-service classifications are as follows (benefits listed in the table are not subject to any further offset):

    Assumed Average
  Earnings During Five                    Years of Service at November 30, 1994
   Consecutive Years
Producing Highest Average        5           10          15             20          25
-------------------------     ------      -------      -------       -------     -------
$100,000                     $ 6,250      $12,500      $18,750       $25,000     $31,250
 200,000                      12,500       25,000       37,500        50,000      62,500
 300,000                      18,750       37,500       56,250        75,000      93,750
 400,000                      25,000       50,000       75,000       100,000     125,000
 500,000                      31,250       62,500       93,750       125,000     156,250
 600,000                      37,500       75,000      112,500       150,000     187,500
 700,000                      43,750       87,500      131,250       175,000     218,750
 800,000                      50,000      100,000      150,000       200,000     250,000
 900,000                      56,250      112,500      168,750       225,000     281,250

The years of service credited to the following executive officers of the Company on November 30, 1994 under the pension plan in which they participate are as follows: Douglas W. Huemme--4.5; Robert A. Taylor--0.7; William C. Dorris--23.8; and Larry H. Dalton--11.5.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

The Company maintains two executive retirement plans providing supplemental benefits in the event of disability, retirement, or death. The Board of Directors has retained the right to terminate, modify or reduce any benefits payable under the plans with the exception that it may not amend or terminate the plans to affect vested benefits.

Executive Retirement Plan Adopted 1989: Under the executive retirement plan adopted in 1989, supplemental retirement benefits are provided for key employees in senior management positions (including D. W. Huemme, W. C. Dorris and L. H. Dalton). Annual retirement benefits are $15,000, $20,000, $25,000 or $50,000 (depending upon the responsibilities and duties of the position held by the participant) for a period of 15 years after retirement. The participant must remain continuously employed by the Company in their current position or in a more senior management position until retirement. Benefits are payable monthly.

If a participant becomes disabled prior to retiring from the Company, it is anticipated that the participant will receive monthly disability payments equal to the monthly retirement benefits the participant would have received under the retirement provisions of the plan for 15 years after the participant is determined to be disabled. If a participant dies prior to retiring from the Company, the participant's estate or designated beneficiary receives death benefit payments for 15 years. If a participant who is receiving disability or retirement benefits dies, the participant's estate or designated beneficiaries are entitled to receive the balance of the participant's benefits monthly.

Estimated annual benefits payable upon normal retirement for the following executive officers of the Company are: D. W. Huemme--$50,000; W. C. Dorris--$25,000; and L. H. Dalton--$20,000. Estimated annual benefits payable upon normal retirement for all current employee participants (excluding executive officers) as a group are $65,000.

Executive Retirement Plan Adopted January 1, 1996: An executive retirement plan adopted on January 1, 1996 provides for annual retirement benefits for certain officers (including D. W. Huemme, R. A. Taylor, W. C. Dorris and L. H. Dalton) of the Company payable at age 65 over the remaining life of the participant. Retirement benefits are based on years of service and pay which is defined as average annual base salary and incentive bonus for the three consecutive years producing the highest average. A participant reaching age 62 with 22 years of service is fully vested and will receive an annual retirement benefit equal to 55% of his pay reduced by other retirement benefits provided by the Company (i.e., benefits from the defined benefit pension plan, the executive retirement plan adopted in 1989, the supplemental replacement plan and certain Company contributions to 401(k) plans). Mr. Huemme's retirement benefits under the plan are also reduced by any benefits received from his former employer, Whittaker Corporation.

The vesting schedule for the plan is as follows:

                                  Years of      Vesting
                         Age       Service     Percentage
                         ---      --------     ----------
                         53          13             10%
                         54          14             20%
                         55          15             30%
                         56          16             40%
                         57          17             50%
                         58          18             60%
                         59          19             70%
                         60          20             80%
                         61          21             90%
                         62          22            100%

Years of service as of November 30, 1997 for executive officers participating in this plan are: D. W. Huemme--21; R.A. Taylor--3; W. C. Dorris--26; L. H. Dalton--14. Mr. Huemme's years of service include his employment tenure with Whittaker Corporation.

If a participant becomes disabled prior to retiring from the Company, that participant will receive benefits based on pay at the date of disability and years of service had the participant's employment continued to age 65. If a participant dies before retiring from the Company, but after age 55, a benefit is payable to the participant's spouse equal to 50% of normal benefits based on pay at date of death and years of service assuming employment continued to age 65, or date of death if later.

If a participant competes with the Company, violates any trade secrets or breaches any confidence of the Company, either before or after termination or after retirement, the participant will forfeit all rights to any benefits under this plan.


                          CHANGE IN CONTROL AGREEMENTS

         The Company has entered into change in control agreements with the executives named in the Summary Compensation Table as well as other key employees. In general, these agreements provide for the payment of severance pay and other benefits to a covered executive if (i) if, within three years following a change in control, the executive's employment is terminated by the Company without "good cause" or the executive terminates his or her employment with "good reason," or (ii) the executive's employment is terminated in connection with or in anticipation of a change in control. For purposes of the agreements, a change in control will be deemed to occur if an individual, entity, or group acquires more than 20% of the Company's Class A stock or certain other events described in the agreements occur.

         Upon becoming eligible for payments pursuant to a change in control agreement, an executive will receive a multiple, ranging from two to two and ninety-nine hundredths, of the sum of his or her annual base salary, his or her target incentive compensation, and certain contributions that would have been made or credited for the executive under certain Company stock purchase and retirement plans. In addition, the executive will receive supplemental retirement, health, life insurance, and disability benefits, and accelerated stock options. To the extent that an executive is subject to excise taxes under Code Section 4999 as a result of payments made pursuant to a change in control agreement, the Company is obligated to pay the excise tax and gross-up the executive for income taxes on the excise tax payment made on his behalf.

                      OUTSTANDING SHARES AND VOTING RIGHTS

Shareholders of record on February 17, 1998 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and at any adjournment thereof. On that date 22,702,280 shares of the Company's Class A Stock and 422,687 shares of the Company's Class B Stock were outstanding, each share (except the 8,606 shares of Class A Stock held by the Employees Stock Purchase Plan) being entitled to one vote with respect to every matter submitted to a vote of the shares of that class.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

The Company has selected the firm of Ernst & Young LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for its fiscal year ending November 30, 1998. Ernst & Young LLP has served in that capacity since 1956. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Annual Meeting to be held in April, 1999 must be received by the Company at its principal executive offices for inclusion in the proxy statement and form of proxy relating to that meeting no later than November 18, 1998.


                                  ANNUAL REPORT

The Annual Report for the Company's fiscal year ended November 30, 1997 is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material. Insofar as any of the information in this Proxy Statement has been furnished by persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

PROXY                LILLY INDUSTRIES, INC. CLASS A STOCK                  PROXY

              Proxy Solicited on Behalf of the Board of Directors
                       For Annual Meeting April 23, 1998

         The undersigned appoints Thomas E. Reilly, Jr. and Van P. Smith, or either of them, with full power of substitution, as proxies to vote all shares of Class A Stock held by the undersigned at the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held at the Indiana Convention Center & RCA Dome, 100 South Capitol Avenue, Indianapolis, Indiana in Rooms 101 and 102 at 10:00 a.m., local time, and at any adjournment thereof.

         Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                             LILLY INDUSTRIES, INC.
         PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. Election of Directors               For     Withhold
                                       All      All            FOR ALL (Except Nominee(s) written below)
Nominees: James M. Cornelius,          [ ]      [ ]             [ ]____________________________________
John D. Peterson,
Thomas E. Reilly, Jr.,
Van P. Smith.


2. In their discretion, the proxies
are authorized to vote upon any other
business that may properly come before
the meeting.

                                        Dated:____________________________, 1998

                                        Signature(s)____________________________

                                        Please   sign   exactly   as  your  name
                                        appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!


               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY               LILLY INDUSTRIES, INC. CLASS B STOCK                   PROXY

              Proxy Solicited on Behalf of the Board of Directors
                       For Annual Meeting April 23, 1998

         The undersigned appoints Douglas W. Huemme and Robert A. Taylor, or either of them, with full power of substitution, as proxies to vote all shares of Class B Stock held by the undersigned at the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held at the Indiana Convention Center & RCA Dome, 100 South Capitol Avenue, Indianapolis, Indiana in Rooms 101 and 102 at 10:00 a.m., local time, and at any adjournment thereof.

         Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

LILLY INDUSTRIES, INC.
PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. Election of Directors               For     Withhold
                                       All      All            FOR ALL (Except Nominee(s) written below)
Nominees: William C. Dorris,           [ ]      [ ]             [ ]____________________________________
Paul K. Gaston, Douglas W. Huemme,
Harry Morrison, Ph.D.,
Norma J. Oman, Robert A. Taylor


2. In their discretion, the proxies
are authorized to vote upon any other
business that may properly come before
the meeting.

                                        Dated:____________________________, 1998

                                        Signature(s)____________________________

                                        Please   sign   exactly   as  your  name
                                        appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!


               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.